                                                                Exhibit (a)(11)

                               SCS/COMPUTE, INC.
                                 BALANCE SHEET
                                JANUARY 8, 1996
                                   UNAUDITED


Cash                                                                  927,236
Net accounts receivable                                             2,516,242
Deferred income taxes                                               1,287,474
Inventory                                                             134,089
Prepaid expenses                                                      475,957
                                                                   ----------
    Total current assets                                            5,340,998

Net fixed assets                                                      878,612

Deferred income taxes                                               3,049,645

Software development costs                                          5,519,516
Purchased customer contracts                                          709,681
Excess cost over net assets acquired                                3,848,881
Other assets                                                          406,626
                                                                   ----------
    Total other assets                                             10,484,704

    Total assets                                                   19,753,959
                                                                   ----------



Current maturity of long-term debt                                  1,430,000
Accounts payable                                                    1,012,880
Accrued wages                                                         306,713
Sales tax payable                                                     797,792
Accrued interest                                                       56,171
Other accrued expenses                                                387,990
Deferred revenue                                                    5,274,146
                                                                   ----------
    Total current liabilities                                       9,265,692

Long-term debt                                                      7,680,000

CAPITAL AND SURPLUS                                                 2,808,268
                                                                   ----------

    Total liabilities and capital and surplus                      19,753,959
                                                                   ----------



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